UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2007

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 29, 2007, the Registrant issued a press release announcing that its Board of Directors had declared a cash dividend of $.40 per share for every issued and outstanding share of common stock, to be paid on November 21, 2007, to stockholders of record at the close of business on November 8, 2007. The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On November 8, 2007, the Registrant issued a press release announcing that it had received approval from the Indiana Gaming Commission for the proposed acquisition of the Registrant by affiliates of Apollo Management, L.P. and TPG Capital. The text of the press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

On November 19, 2007, the Registrant issued a press release announcing that it had received approval from the Illinois Gaming Board for the proposed acquisition of the Registrant by affiliates of Apollo Management, L.P. and TPG Capital. The text of the press release is attached to this report as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Text of press release, dated October 29, 2007.

99.2	Text of press release, dated November 8, 2007.

99.3	Text of press release, dated November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	November 26, 2007	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Text of press release, dated October 29, 2007.

99.2	Text of press release, dated November 8, 2007.

99.3	Text of press release, dated November 19, 2007.